UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 13, 2012

BLUEFLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14498	13-3612110
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

42 West 39th Street, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 944-8000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 13, 2012, the Company entered into a new three-year revolving credit facility (“Credit Facility”) with Salus Capital Partners, LLC (“Salus”) secured by all assets of the Company. The Credit Facility refinanced the Company’s previous credit facility with Wells Fargo Retail Finance, LLC (“Wells Fargo”).

Pursuant to the terms of the Credit Facility, Salus provides the Company with a revolving credit facility and facilitates the issuance of letters of credit in favor of suppliers or factors. Availability under the Credit Facility is determined by a formula that considers a specified percentage of the Company’s accounts receivable and a specified percentage of the Company’s inventory. The maximum availability is $10 million, of which up to $5 million is available for the issuance of letters of credit. Interest accrues under the Credit Facility at the prime rate plus 4.75%, subject to a minimum rate of 8.00%. Letters of credit issued by third parties are cash collateralized by amounts drawn under the Credit Facility. $4,700,000 was drawn under the Credit Facility at closing to cash collateralize letters of credit outstanding at such date. In addition, the Company paid an origination fee of $187,500 at closing, will pay a collateral monitoring fee of $3,000 per month and will pay unused commitment fees of 0.75%. A termination fee of $75,000 was paid at closing to Wells Fargo.

The terms of the Credit Facility contain a material adverse condition clause. This feature may limit the Company’s ability to obtain additional borrowings or result in a default on current outstanding letters of credit.

In connection with the Credit Facility, the Company’s promissory notes issued to Rho Ventures VI, L.P. (“Rho”) and Prentice Consumer Partners, LP (“Prentice”) were amended to reflect the subordination terms negotiated between Rho, Prentice and Salus (“the “Amended Notes”).

The foregoing description of the Credit Facility and the Amended Notes is not intended to be complete and is qualified in its entirety by the complete text of such agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto and is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
10.1	Credit Agreement and related Security Agreement, each dated November 13, 2012, by and among the Company, its subsidiary EVT Acquistion Co., LLC and Salus Capital Partners, LLC.

10.2	Amendment No. 1 to Secured Subordinated Promissory Note, dated November 13, 2012, by and between the Company and Prentice Consumer Partners LP.

10.3	Amendment No. 1 to Secured Subordinated Convertible Promissory Note, dated November 13, 2012, by and between the Company and Rho Ventures VI, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEFLY, INC.
(Registrant)

Date: November 19, 2012	By:	/s/ Kara B. Jenny
	Name:	Kara B. Jenny
	Title:	Chief Financial Officer